Exhibit 4.6 [[NYCORP:3633083v2:3126: 01/05/2017--11:35 AM]] SUPPLEMENTAL INDENTURE NO. 2 SUPPLEMENTAL INDENTURE NO. 2 (this “Supplemental Indenture”) is entered into as of January 9, 2017, among U.S. Concrete, Inc., a Delaware corporation (together with its successors and assigns, the “Company”), each subsidiary guarantor party hereto (collectively, the “Subsidiary Guarantors”), and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”). W I T N E S S E T H : WHEREAS the Company, the Subsidiary Guarantors and the Trustee are parties to that certain Indenture (as supplemented by Supplemental Indenture No. 1 dated as of October 12, 2016, among the Company, the Subsidiary Guarantors party thereto and the Trustee, the “Indenture”) dated as of June 7, 2016, providing for the issuance of the Company’s 6.375% Senior Notes due 2024 (the “Notes”); WHEREAS Section 2.13 of the Indenture provides that, after the Issue Date, the Company is entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities under the Indenture, which Securities shall have identical terms as the Initial Securities issued on the Issue Date, other than with respect to the date of issuance and issue price; WHEREAS, in connection with the issuance of $200,000,000 aggregate principal amount of the Notes as Additional Securities in the form of Initial Securities (the “New Notes”) pursuant to the Indenture, the Company and each Subsidiary Guarantor has duly authorized the execution and delivery of this Supplemental Indenture to evidence the issuance of the New Notes; and WHEREAS pursuant to Section 9.01(10) of the Indenture, the Trustee, the Company and the Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture without notice to or consent of any Holder; NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows: 1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. 2. $200,000,000 of New Notes. The New Notes will be issued by the Company, and authenticated and delivered by the Trustee, in an aggregate principal amount of $200,000,000 in reliance on Section 4.03(a) of the Indenture, substantially in the form of Exhibit 1 to this Supplemental Indenture, which is hereby incorporated in and expressly made part of this Supplemental Indenture. The New Notes will constitute Initial Securities under the Indenture. Section 2.01 of the Indenture provides that Initial Securities shall be “substantially in the form of Exhibit 1 to the Appendix.” Exhibit 1 to this Supplemental Indenture is marked to show changes from Exhibit 1 to the Appendix, and the parties hereto hereby agree that New Notes substantially in the form of Exhibit 1 to this Supplemental Indenture are substantially in the form of Exhibit 1 to the Appendix.

The New Notes will be issued to Holders at a price of 105.75% of the aggregate principal amount of the Notes, plus accrued interest from December 1, 2016. The New Notes will accrue interest from December 1, 2016. The New Notes will be issued on January 9, 2017. The New Notes issued in reliance on Rule 144A and the New Notes issued in reliance on Regulation S shall have the respective CUSIP and ISIN numbers set forth below:

	CUSIP	ISIN
New Notes issued in reliance on Rule 144A	90333L AQ5	US90333LAQ59
New Notes issued in reliance on Regulation S	U9033E AF5	USU9033EAF52

The New Notes will be subject to a Registration Rights Agreement relating to such Additional Securities.

New Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more temporary global Securities in definitive, fully registered form (collectively, the "Temporary Regulation S Global Security") without interest coupons and with the global securities legend and the applicable restricted securities legend set forth in Exhibit 1 to the Appendix and the following legend:

THE RIGHTS ATTACHING TO THIS TEMPORARY REGULATION S GLOBAL SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING (I) THE EXCHANGE OF BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL SECURITY, RULE 144A GLOBAL SECURITY OR IAI GLOBAL SECURITY AND (II) THE TRANSFER OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY, ARE AS SPECIFIED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Except as set forth below, beneficial interests in a Temporary Regulation S Global Security will not be exchangeable for interests in a permanent global Security (collectively, the "Permanent Regulation S Global Security") prior to the expiration of the Distribution Compliance Period, and then after the expiration of the Distribution Compliance Period may be exchanged for interests in a Permanent Regulation S Global Security only upon certification in form reasonably satisfactory to the Trustee that beneficial ownership interests such Temporary Regulation S Global Security are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act. The Temporary Regulation S Global Security and the Permanent Regulation S Global Security each shall be deemed "Global Securities" for all purposes under the Indenture.

During the Distribution Compliance Period, beneficial ownership interests in a Temporary Regulation S Global Security may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (a) to the Company, (b) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Security) or (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.

In no event shall beneficial interests in the Temporary Regulation S Global Security be transferred or exchanged for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) of Regulation S under the Securities Act.

2

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3 [[NYCORP:3633083v2:3126: 01/05/2017--11:35 AM]] Except as set forth in this Section 2, the New Notes shall have identical terms as the Initial Securities issued on the Issue Date. 3. Ratification of Indenture; Supplemental Indenture Part of Indenture. The Indenture as supplemented by this Supplemental Indenture is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. 4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. 5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company and the Subsidiary Guarantors, and the Trustee makes no representation with respect to any such matters. 6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. It is the express intent of the parties to be bound by the exchange of signatures on this Supplemental Indenture via telecopy or other form of electronic transmission. 7. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction thereof. [Signature pages follow]

[Second Supplemental Indenture] IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written. U.S. CONCRETE, INC. By: /s/ Joseph C. Tusa, Jr. Name: Joseph C. Tusa, Jr. Title: Senior Vice President and Chief Financial Officer

[Second Supplemental Indenture] CUSTOM-CRETE, LLC REDI-MIX, LLC By: /s/ Paul M. Jolas Name: Paul M. Jolas Title: Vice President and Secretary YARDARM, LLC By: /s/ Paul M. Jolas Name: Paul M. Jolas Title: Secretary

[Second Supplemental Indenture] HAMBURG QUARRY LIMITED LIABILITY COMPANY By: /s/ Kevin R. Kohutek Name: Kevin R. Kohutek Title: President 160 EAST 22ND TERMINAL LLC AGGREGATE & CONCRETE TESTING, LLC COLONIAL CONCRETE CO. EASTERN CONCRETE MATERIALS, INC. FERRARA BROS., LLC FERRARA WEST LLC LOCAL CONCRETE SUPPLY & EQUIPMENT, LLC MASTER MIX CONCRETE, LLC MASTER MIX, LLC MG, LLC NEW YORK SAND & STONE, LLC NYC CONCRETE MATERIALS, LLC PEBBLE LANE ASSOCIATES, LLC PREMCO ORGANIZATION, INC. SUPERIOR CONCRETE MATERIALS, INC. USC ATLANTIC, INC. USC-KINGS, LLC VALENTE EQUIPMENT LEASING CORP. By: /s/ Kevin R. Kohutek Name: Kevin R. Kohutek Title: Vice President

[Second Supplemental Indenture] ALBERTA INVESTMENTS, INC. ALLIANCE HAULERS, INC. ATLAS REDI-MIX, LLC ATLAS-TUCK CONCRETE, INC. BEALL CONCRETE ENTERPRISES, LLC BEALL INDUSTRIES, INC. BEALL INVESTMENT CORPORATION, INC. BEALL MANAGEMENT, INC. CUSTOM-CRETE REDI-MIX, LLC REDI-MIX CONCRETE, L.P. REDI-MIX GP, LLC RIGHT AWAY REDY MIX INCORPORATED ROCK TRANSPORT, INC. TITAN CONCRETE INDUSTRIES, INC. USC-JENNA, LLC USC PAYROLL, INC. U.S. CONCRETE ON-SITE, INC. By: /s/ Ronnie Pruitt Name: Ronnie Pruitt Title: President

[Second Supplemental Indenture] AMERICAN CONCRETE PRODUCTS, INC. BODE CONCRETE LLC BODE GRAVEL CO. BRECKENRIDGE READY MIX, INC. CENTRAL CONCRETE SUPPLY CO., INC. CENTRAL PRECAST CONCRETE, INC. INGRAM CONCRETE, LLC KURTZ GRAVEL COMPANY SAN DIEGO PRECAST CONCRETE, INC. SIERRA PRECAST, INC. SMITH PRE-CAST, INC. USC-NYCON, LLC By: /s/ Ronnie Pruitt Name: Ronnie Pruitt Title: Vice President CONCRETE XXXIV ACQUISITION, INC. CONCRETE XXXV ACQUISITION, INC. CONCRETE XXXVI ACQUISITION, INC. USC MANAGEMENT CO., LLC USC TECHNOLOGIES, INC. U.S. CONCRETE TEXAS HOLDINGS, INC. By: /s/ Ronnie Pruitt Name: Ronnie Pruitt Title: Treasurer

[Second Supplemental Indenture] OUTRIGGER, LLC By: /s/ Mark B. Peabody Name: Mark B. Peabody Title: Secretary

[Second Supplemental Indenture] U.S. BANK NATIONAL ASSOCIATION, as Trustee By: /s/ Wally Jones Name: Wally Jones, CCTS Title: Vice President

EXHIBIT 1 to RULE 144A/REGULATION S APPENDIX SUPPLEMENTAL INDENTURE No. 2 [FORM OF FACE OF INITIAL SECURITY] [Global Securities Legend] UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF. [[FOR REGULATION S GLOBAL SECURITY ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.] [Restricted Securities Legend] THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR

ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATEST OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL SECURITIES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.] BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF (A) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)), SUBJECT TO PART 4 OF SUBTITLE B OF TITLE I OF ERISA, (B) A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF

ERISA OR THE CODE (“SIMILAR LAWS”) OR (C) AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS. [Restricted Securities Legend for Securities Offered in Reliance on Regulation S.] THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT. [DefinitiveRestricted Securities Legend for Temporary Regulation S Global Securities] THE RIGHTS ATTACHING TO THIS TEMPORARY REGULATION S GLOBAL SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING (I) THE EXCHANGE OF BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL SECURITY, RULE 144A GLOBAL SECURITY OR IAI GLOBAL SECURITY AND (II) THE TRANSFER OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY, ARE AS SPECIFIED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF. [Definitive Securities Legend] IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

No. $ [, as such amount may be increased or decreased as set forth on the Schedule of Increases or Decreases in Global Security attached hereto] 6.375% Senior Notes Due 2024 U.S. Concrete, Inc., a Delaware corporation, promises to pay to _______________, or registered assigns, the principal sum of _______________ Dollars on June 1, 2024[, as such amount may be increased or decreased as set forth on the Schedule of Increases or Decreases in Global Security attached hereto]. Interest Payment Dates: June 1 and December 1. Record Dates: May 15 and November 15. Additional provisions of this Security are set forth on the other side of this Security. Dated: U.S. CONCRETE, INC. By Name: Title: B By Name: Title: TRUSTEE’S CERTIFICATE OF AUTHENTICATION U.S. BANK NATIONAL ASSOCIATION as Trustee, certifies that this is one of the Securities referred to in the Indenture. By Authorized Signatory

[FORM OF REVERSE SIDE OF INITIAL SECURITY] 6.375% Senior Note Due 2024 Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture (as defined below). 1. Interest U.S. Concrete, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.25% per annum (increasing by an additional 0.25% per annum after each consecutive 90-day period that occurs after the date on which such Registration Default occurs up to an aggregate maximum additional interest rate of 1.00% per annum) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Company will pay interest semiannually on June 1 and December 1 of each year, commencing DecemberJune 1, 20162017. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 7December 1, 2016. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by this Security plus 1.0% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful. 2. Method of Payment The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the May 15 or November 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar Initially, U.S. Bank National Association, a national banking corporation (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar. 4. Indenture The Company issued the Securities under an Indenture dated as of June 7, 2016 (as such may be , among the Company, the Subsidiary Guarantors party thereto and the Trustee, as supplemented by Supplemental Indenture No. 1 dated as of October 12, 2016, among the Company, the Subsidiary Guarantors party thereto and the Trustee, as further supplemented by Supplemental Indenture No. 2 dated as of January 9, 2017, among the Company, the Subsidiary Guarantors party thereto and the Trustee (as may be further amended or supplemented from time to time, the “Indenture”), among the Company, the Subsidiary Guarantors and the Trustee. This Security is one of a duly authorized issuance of Additional Securities. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms. To the extent any provision of this Security conflicts with express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Securities are senior obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities, including this Security, and all Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that, among other things, limit the ability of the Company and its Subsidiaries to: incur additional Indebtedness, including Guarantees; pay dividends or distributions on, or redeem or repurchase Capital Stock; make Investments; engage in transactions with Affiliates; create Liens on assets; transfer or sell assets; restrict dividends or other payments by Subsidiaries; and consolidate, merge or transfer all or substantially all of its assets and the assets of its Subsidiaries. These covenants are subject to important exceptions and qualifications. 5. Optional Redemption Except as set forth below and in Sections 4.06 and 4.09 of the Indenture, the Company shall not be entitled to redeem the Securities. On and after June 1, 2019, the Company shall be entitled at its option, on one or more occasions, to redeem all or a portion of the Securities, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on June 1 of the years set forth below: Period Redemption price 2019........................................................................................................................................ 104.781% 2020........................................................................................................................................ 103.188% 2021........................................................................................................................................ 101.594% 2022 and thereafter ................................................................................................................ 100.000% In addition, at any time prior to June 1, 2019, the Company shall be entitled at its option on one or more occasions to redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 106.375%, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with cash in an amount equal to the net cash proceeds from one or more Qualified Equity Offerings; provided, however, that (1) at least 65% of such aggregate principal amount of Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly, by the Company or its Affiliates); and (2) each such redemption occurs within 90 days after the date of the related Qualified Equity Offering. Prior to June 1, 2019, the Company shall be entitled at its option, on one or more occasions, to redeem all or a portion of the Securities at a redemption price equal to 100% of the principal amount of the Securities plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). 6. Notice of Redemption Notice of redemption will be sent at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of the Indenture. Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any Holder selected for redemption will not impair or affect the validity of the redemption of any other Security redeemed in accordance with the provisions of the Indenture. Securities in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption. In certain circumstances as specified in the Indenture, a notice of redemption may be subject to one or more conditions precedent.

7. Put Provisions Upon a Change of Control, each Holder will have the right to require that the Company repurchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture. The Indenture provides that, under certain circumstances, the Company shall be required to use the Net Available Cash from an Asset Disposition to make an offer to Holders to purchase Securities at a purchase price of 100% of their principal amount plus accrued and unpaid interest. 8. Guarantee The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture. 9. Denominations; Transfer; Exchange The Securities are in registered form without coupons in denominations of $2,000 principal amount and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date. 10. Persons Deemed Owners The registered Holder of this Security may be treated as the owner of it for all purposes. 11. Unclaimed Money If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12. Discharge and Defeasance Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its and the Subsidiary Guarantors’ obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be. 13. Amendment; Waiver Subject to certain exceptions set forth in the Indenture, (a) the Indenture and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee shall be entitled to amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add Guarantees with respect to the Securities, including Subsidiary Guarantees, or to add additional covenants or surrender rights and powers conferred on the Company or the Subsidiary Guarantors or to make any change that does not adversely affect the rights of any Holder, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA, or to conform the text of the Indenture, the Securities or any Subsidiary Guarantee to any provision of the “Description of the notes” in the Offering Memorandum to the extent that such provision in the “Description of the notes” was intended to be a verbatim recitation of a provision of the Indenture, the Securities or such Subsidiary Guarantee, to make amendments to provisions of the Indenture relating to the transfer and legending of the Securities, or to provide for the issuance of Additional Securities. 14. Defaults and Remedies Under the Indenture, Events of Default include: (a) default for 30 days in payment of interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon redemption, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (c) failure by the Company or any Subsidiary Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary if the amount accelerated (or so unpaid) exceeds $30,000,000; (e) certain events of bankruptcy or insolvency with respect to the Company and the Significant Subsidiaries; (f) certain judgments or decrees for the payment of money in excess of $30,000,000; and (g) certain defaults with respect to Subsidiary Guarantees. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default that will result in the Securities becoming due and payable immediately upon the occurrence of such Events of Default. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders. 15. Trustee Dealings with the Company Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. 16. No Recourse Against Others A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities. 17. Authentication This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security. 18. Abbreviations Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act). 19. CUSIP Numbers Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon. 20. Holders’ Compliance with Registration Rights Agreement Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein. 21. Governing Law THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture, which has in it the text of this Security in larger type. Requests may be made to: U.S. Concrete, Inc. 331 N. Main St. Euless, TX 76039 Attention: General Counsel and Chief Financial Officer

ASSIGNMENT FORM To assign this Security, fill in the form below: I or we assign and transfer this Security to (Print or type assignee’s name, address and zip code) (Insert assignee’s soc. sec. or tax I.D. No.) and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him. ________________________________________________________________________ Date: Your Signature: ________________________________________________________________________ Sign exactly as your name appears on the other side of this Security. In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of [In the case of Rule 144A Notes: the one-year period after the latest of the date of original issuance of Securities, the original issue date of the issuance of any Additional Securities, and the last date, if any, on which such Securities (or any predecessor of such Security) were owned by the Company or any Affiliate of the Company][In the case of Regulation S Notes: the 40-day period after the later of the original issue date and the date on which such Securities were first offered to persons other than Distributors (as defined in Rule 902 of Regulation S) in reliance on Regulation S], the undersigned confirms that such Securities are being transferred in accordance with its terms: CHECK ONE BOX BELOW  to the Company; or 1.  pursuant to an effective registration statement under the U.S. Securities Act of 1933, as amended (the “Securities Act”); or 2.  inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or 3.  pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act; or

4.  pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or 5.  to an institutional “accredited investor” (as defined in Rule 501(a)(1),(2),(3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements. Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (3), (4) or (5) is checked, the Company and the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Signature Signature Guarantee: Signature must be guaranteed Signature Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED. The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A. Dated: Notice: To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL SECURITIES] SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY The following increases or decreases in this Global Security have been made: Date of Exchange Amount of decrease in Principal amount of this Global Security Amount of increase in Principal amount of this Global Security Principal amount of this Global Security following such decrease or increase Signature of authorized officer of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, check the box:  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, state the amount in principal amount: $ Dated: Your Signature: (Sign exactly as your name appears on the other side of this Security.) Signature Guarantee: (Signature must be guaranteed) Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.